UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 26, 2009
Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 770-418-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-1.1
EX-4.1
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement.
On March 26, 2009, Newell Rubbermaid Inc. (the “Company”) and J.P. Morgan Securities Inc. and Banc of America Securities LLC, acting for themselves and as representatives of the other several underwriters, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of unsecured and unsubordinated notes, consisting of $300,000,000 in 10.60% Notes due 2019 (the “Notes”), under the Company’s Registration Statement on Form S-3 (Registration No. 333-149887). The sale closed on March 31, 2009. The purchase price paid by the underwriters was 96.942% of the aggregate principal amount. The Notes were issued pursuant to an Indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (as filed with the Securities and Exchange Commission as Exhibit 4.1 to Company’s Current Report on Form 8-K dated May 3, 1996, File No. 001-09608).
Copies of the Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Exhibit Description
1.1	Underwriting Agreement, dated March 26, 2009, among Newell Rubbermaid Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC

4.1	Form of 10.60% Note due 2019

5.1	Opinion of Schiff Hardin LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.
March 31, 2009	By:	/s/ Dale L. Matschullat
Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 26, 2009, among Newell Rubbermaid Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC

4.1	Form of 10.60% Note due 2019

5.1	Opinion of Schiff Hardin LLP